Exhibit 10.22

Silicon Valley Bank

Amendment to Loan Documents

Borrowers:	ZTI Merger Subsidiary III, Inc.
(formerly known as Zhone Technologies, Inc.)

Zhone Technologies, Inc.
(formerly known as Tellium, Inc.)

Address:	7001 Oakport St.
Oakland, California 94621

Date:	February 24, 2006

THIS AMENDMENT TO LOAN DOCUMENTS is entered into between Silicon Valley Bank (“Silicon”) and the borrowers named above (jointly and severally, “Borrower”).

The Parties agree to amend the Amended and Restated Loan and Security Agreement between them, dated February 24, 2004, as amended from time to time (the “Loan Agreement”), as follows, effective as of the date hereof. (Capitalized terms used but not defined in this Amendment, shall have the meanings set forth in the Loan Agreement.)

1. Credit Limit Section 1 of the Schedule is hereby amended in its entirety to read as follows:

“1. Credit Limit: (Section 1.1):

“Loans (the ‘Loans’) in amount not to exceed the following:

$25,000,000 in the aggregate at any time outstanding,

minus	the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), and

minus	the FX Reserve, and

minus	all amounts for Cash Management Services utilized under the Cash Management Services Sublimit, and

minus	the aggregate amount of outstanding ‘Purchased Receivables’ under, and as defined in, the Non-Recourse Receivables Purchase Agreement dated March 15, 2005 between Silicon and Borrower (the

‘Purchase Agreement’) to the extent (A) that Silicon retains recourse against Borrower, as determined by Silicon in its good faith business judgment or any such determination as to recourse, at any time, has not been made by Silicon due to any reason, regarding any such Purchased Receivables under and pursuant to the terms and provisions of the Purchase Agreement and (B) Silicon continues to hold such Purchased Receivables and has not sold or otherwise assigned all of its rights therein (such Purchased Receivables being referred to herein as the “Applicable Purchased Receivables”.

“Overall Sublimit: Notwithstanding anything herein to the contrary, the total combined amount outstanding under the Letter of Credit Sublimit, the Cash Management Sublimit, the FX Sublimit and the Receivables Purchase Sublimit may not exceed a combined total of $25,000,000 (the ‘Overall Sublimit’).

“Letter of Credit Sublimit (Section 1.6): ‘Letter of Credit Sublimit’ means an amount, subject to the Overall Sublimit, equal to $25,000,000 minus the FX Reserve, and minus all amounts for Cash Management Services utilized under the Cash Management Services Sublimit, and minus the aggregate amount of the Applicable Purchased Receivables, and minus all outstanding Loans.

“Cash Management Sublimit: ‘Cash Management Sublimit’ means an amount, subject to the Overall Sublimit, equal to $25,000,000 minus the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), and minus the FX Reserve, and minus the aggregate amount of the Applicable Purchased Receivables, and minus all outstanding Loans.

“Cash Management Services:

“Borrower may use up to the Cash Management Sublimit above, for Silicon’s Cash Management Services (as defined below), including, merchant services, business credit card, ACH and other services identified in the cash management services agreement related to such service (the ‘Cash Management Services’). Silicon may charge to Borrower’s Loan account, any amounts that may become due or owing to Silicon in connection with the Cash Management Services. Borrower agrees to execute and deliver to Silicon all standard form applications and agreements of Silicon in connection with the Cash Management Services, and, without limiting any of the terms of such applications and agreements, Borrower will pay all standard fees and charges of Silicon in connection with the Cash Management Services. The Cash Management Services shall terminate on the Maturity Date.

“FX Sublimit: ‘FX Sublimit’ means an amount, subject to the Overall Sublimit, equal to $25,000,000 minus the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), and minus all amounts for Cash Management Services utilized under the Cash Management Services Sublimit, and minus the Applicable Purchased Receivables, and minus all outstanding Loans.

“FX Reserve:

“Borrower may enter into foreign exchange forward contracts with Silicon, on its standard forms, under which Borrower commits to purchase from or sell to Silicon a set amount of foreign currency more than one business day after the contract date (the ‘FX Forward Contracts’); provided that (1) at the time the FX Forward Contract is entered into Borrower has Loans available to it under this Agreement in an amount at least equal to 10% of the amount of the FX Forward Contract; and (2) the total FX Forward Contracts at any one time outstanding may not exceed 10 times the amount of the FX Sublimit set forth above. The ‘FX Reserve’ shall be a reserve (which shall be in addition to all other reserves) in an amount equal to 10% of the total FX Forward Contracts from time to time outstanding. Silicon may, in its discretion, terminate the FX Forward Contracts at any time that an Event of Default occurs and is continuing. Borrower shall execute all standard form applications and agreements of Silicon in connection with the FX Forward Contracts, and without limiting any of the terms of such applications and agreements, Borrower shall pay all standard fees and charges of Silicon in connection with the FX Forward Contracts.

“Receivables Purchase Sublimit: ‘Receivables Purchase Sublimit’ means an amount, subject to the Overall Sublimit, equal to $25,000,000 minus the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), and minus all amounts for Cash Management Services utilized under the Cash Management Services Sublimit, and minus the FX Reserve, and minus all outstanding Loans. Borrower shall not permit the aggregate amount of outstanding ‘Applicable Purchased Receivables’ under, and as defined in, the Purchase Agreement to exceed the Receivables Purchase Sublimit. Without limiting the generality of the definition of ‘Obligations’ as set forth in this Loan Agreement, the term ‘Obligations’ includes without limitation all debts, liabilities, obligations, guaranties, covenants, duties and indebtedness at any time owing by Borrower to Silicon under the Purchase Agreement. Without limiting the generality of the definition of ‘Event of Default as set forth in this Loan Agreement, any ‘Event of Default’ under or as defined in the Purchase Agreement shall constitute an ‘Event of Default’ under this Loan Agreement.”

2. Extension of Maturity Date. Section 4 of the Schedule is amended to read as follows:

“Maturity Date (Section 6.1): February 21, 2007.”

3. Financial Covenants.

That portion of the Schedule to Loan Agreement entitled “Financial Covenants (Section 5.1)” that now reads as follows:

“5. Financial Covenants

(Section 5.1):

Borrower shall comply with each of the following covenants:

Remaining Months Liquidity: As of the end of each month, Borrower shall maintain a total of unrestricted cash and Cash Equivalents, as shown on Borrower’s balance sheet, minus all outstanding Loans and Letters of Credit in an amount greater than 6.0 times the average monthly net loss (if any) incurred by Borrower for the immediately preceding three months, determined in accordance with GAAP, net of amortization and depreciation and non-cash, stock-based compensation.

Minimum Unrestricted Cash, Cash Equivalents and Accounts: As of the end of each month, commencing with the end of March, 2005 and continuing as of the end of each month thereafter, Borrower shall maintain a total of unrestricted cash, as shown on Borrower’s balance sheet, plus Cash Equivalents, plus Accounts which are not outstanding more than 90 days from their invoice date, in a total amount not less than an amount equal to the greater of (i) $60,000,000, or (ii) twice the total of (A) all outstanding Loans plus (B) all outstanding Letters of Credit, plus (C) all ‘Purchased Receivables’ under, and as defined in, the Purchase Agreement.”

IS HEREBY AMENDED TO READ AS FOLLOWS:

“5. Financial Covenants

(Section 5.1):

Borrower shall comply with each of the following covenants:

Remaining Months Liquidity: As of the end of each month, Borrower shall maintain a total of unrestricted cash and Cash Equivalents, as shown on Borrower’s consolidated balance sheet, minus all outstanding Loans and Letters of Credit in an amount greater than 6.0 times the average monthly net loss (if any) incurred by Borrower for the immediately preceding three months, determined in accordance with GAAP, net of amortization and depreciation and non-cash, stock-based compensation.

Minimum Unrestricted Cash, Cash Equivalents and Accounts: As of the end of each month, commencing with the month end period of February 2006 and continuing as of the end of each month thereafter, Borrower shall maintain a ratio of (A) total of unrestricted cash, as shown on Borrower’s consolidated balance sheet, plus Cash Equivalents, plus Accounts which are not outstanding more than 90 days from their invoice date to (B) the total of (i) all outstanding Loans plus (ii) all outstanding Letters of Credit, (iii) all Cash Management Services utilizations, plus (iv) the FX Reserve plus (iii) all ‘Purchased Receivables’ under, and as defined in, the Purchase Agreement of at least 1.50 to 1.00.”

4. Modification to Subsidiary Guaranties Provisions. Paragraph 4 of Section 7 of the Schedule to Loan Agreement that now reads as follows:

“(4) Subsidiary Guaranties. Borrower has caused the following companies (the “Domestic Subsidiaries”) to execute and deliver to Silicon Continuing Guaranties with respect to all of the Obligations of ZTI and Security Agreements and related documentation with respect to all of their assets:

(1)	CAG Technologies, Inc.

(2)	Optaphone Systems, Inc.

(3)	Premisys Communications, Inc.

(4)	Vpacket Communications, Inc.

(5)	Xybridge Technologies, Inc.

(6)	Zhone Merger Subsidiary I, Inc.

(7)	Zhone Merger Subsidiary II, Inc.

(8)	Zhone Technologies International, Inc.

(9)	ZTI Merger Subsidiary, Inc.

(10)	eLuminant Technologies, Inc. (formerly NEC eLuminant Technologies, Inc.)

Borrower shall concurrently cause all of the Domestic Subsidiaries to execute and deliver a Continuing Guaranty with respect to the Parent, on the same terms and conditions as the existing Continuing Guaranty with respect to ZTI. Borrower represents and warrants that the Domestic Subsidiaries are all of its domestic subsidiaries as of the date hereof, except for Zhone Technologies Campus, LLC, which Borrower represents and warrants is a special purpose limited liability company whose sole asset is real property utilized by Borrower and which is not permitted to guaranty the obligations of the Borrower under its agreement with its lender. In the event, in the future, the Borrower creates or acquires any additional domestic subsidiaries, Borrower shall likewise promptly cause such additional domestic subsidiaries to execute and deliver to Silicon Continuing Guaranties with respect to all of the Obligations and Security Agreements and related documentation with respect to all of their assets, the same form, and certified resolutions or other evidence of authority with respect to the execution and delivery of such Guaranties and Security Agreements. Throughout the term of this Agreement Borrower shall cause the Guaranties and Security Agreements referred to in this Section to continue in full force and effect”

IS HEREBY AMENDED TO READ AS FOLLOWS:

“(4) Subsidiary Guaranties. As of the date of the Amendment to Loan Documents dated February 24, 2006, the Borrower has caused the following companies (the “Domestic Subsidiaries”) to execute and deliver to Silicon (A) the Amended and Restated Continuing Guaranty with respect to all of the Obligations and (B) the Amended and Restated Security Agreement and related documentation with respect to the assets of the Domestic Subsidiaries:

(1)	Paradyne Corporation;

(2)	Paradyne Networks, Inc.;

(3)	Premisys Communications, Inc.;

(4)	Vpacket Communications, Inc.;

(5)	Xybridge Technologies, Inc.; and

(6)	Zhone Technologies International, Inc.

Borrower represents and warrants that the Domestic Subsidiaries are all of its domestic subsidiaries constituting Material Debtors (as defined below) as of the date of the above referenced Amendment, except for (x) Zhone Technologies Campus, LLC, which Borrower represents and warrants is a special purpose limited liability company whose sole asset is real property utilized by Borrower and which is not permitted to guaranty the obligations of the Borrower under its agreement with its lender and (y) Sorrento Networks Corporation, which is party to a debenture agreement that prohibits the undertaking of guaranty and security agreement obligations of the type set forth above. In the event, in the future, the Borrower creates or acquires any additional domestic subsidiaries that constitute Material Debtors, Borrower shall promptly cause any such additional domestic subsidiaries to execute and deliver to Silicon a Continuing Guaranty with respect to all of the Obligations and Security Agreements and related documentation with respect to all of their assets, the same form, and certified resolutions or other evidence of authority with respect to the execution and delivery of such Guaranties and Security Agreements. Throughout the term of this Agreement Borrower shall cause the Guaranties and Security Agreements referred to in this Section to continue in full force and effect.

As used herein, the term “Material Debtor” means any party other than a party which has less than $200,000 in tangible assets and less than $1,000,000 in fair market value of total assets.”

5. Modification of Section 2 of Loan Agreement. The second paragraph of Section 2 of the Loan Agreement that now reads as follows:

“Notwithstanding the foregoing, the security interest granted herein does not extend to, and the term “Collateral” does not include, the following: (A) more than 65% of the presently existing and hereafter arising issued and outstanding shares of capital stock owned by Borrower of any foreign subsidiary which shares entitle the holder thereof to vote for directors or any other matter; and (B) any license or rights under any contract or rights as lessee of any equipment or software, to the extent that (i) the grant of a security interest therein would be contrary to applicable law, or (ii) such license or contract or lease prohibits the grant of a security interest therein (but only to the extent such prohibition is enforceable under applicable law). Except as disclosed on Exhibit 1 hereto, Borrower represents and warrants to Silicon that it is not presently a party to, nor is it bound by, any material in-bound software license relating to its SLMS, access node or IMACS product lines (which Borrower represents are all of its material product lines) which prohibits Borrower from granting a security interest therein to Silicon (to the extent such prohibition is enforceable under applicable law). Borrower shall not, hereafter, without Silicon’s prior written consent, enter into any material in-bound software license relating to its SLMS, access node or IMACAS product lines which prohibits Borrower from granting a security interest therein to Silicon (to the extent such prohibition is enforceable under applicable law), unless Borrower uses commercially reasonable efforts to have such prohibition removed, and in the event Borrower is not successful in having such prohibition removed, Borrower shall give prompt written notice thereof to Silicon.”

IS HEREBY AMENDED TO READ AS FOLLOWS:

“Notwithstanding the foregoing, the security interest granted herein does not extend to, and the term “Collateral” does not include, the following: (A) more than 65% of the presently existing and hereafter arising issued and outstanding shares of capital stock owned by Borrower of any foreign subsidiary which shares entitle the holder thereof to vote for directors or any other matter; and (B) any license or rights under any contract or rights as lessee of any equipment or software, to the extent that (i) the grant of a security interest therein would be contrary to applicable law, or (ii) such license or contract or lease prohibits the grant of a security interest therein (but only to the extent such prohibition is enforceable under applicable law).”

6. Fee. In consideration for Silicon entering into this Amendment, Borrower shall concurrently pay Silicon a fee in the amount of $163,000, which shall be non-refundable and in addition to all interest and other fees payable to Silicon under the Loan Documents. Silicon is authorized to charge said fee to Borrower’s loan account, or from any of Borrower’s deposit accounts with Silicon.

7. Representations True. Borrower represents and warrants to Silicon that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.

8. General Provisions. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Silicon and Borrower, and the other written documents and agreements between Silicon and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Silicon and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.

[Signatures Follow on Next Page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Borrower:		Silicon:

ZHONE TECHNOLOGIES, INC.		SILICON VALLEY BANK

By	/s/ Kirk Misaka	By	/s/ Pete Scott
	President or Vice President	Title	SVP

Borrower:

ZTI MERGER SUBSIDIARY III, INC.

By	/s/ Kirk Misaka President or Vice President

[Signature Page to Loan Documents]

CONSENT

Each of the undersigned acknowledges that its consent to the foregoing Agreement is not required, but the undersigned nevertheless does hereby consent to the foregoing Agreement and to the documents and agreements referred to therein and to all future modifications and amendments thereto, and any termination thereof, and to any and all other present and future documents and agreements between or among the foregoing parties. Nothing herein shall in any way limit any of the terms or provisions of the Continuing Guaranty of the undersigned, all of which are hereby ratified and affirmed.

Guarantor Signature:

Premisys Communications, Inc.

By	/s/ Kirk Misaka
Title	CFO

Guarantor Signature:

Vpacket Communications, Inc.

By	/s/ Kirk Misaka
Title	CFO

Guarantor Signature:

Xybridge Technologies, Inc.

By	/s/ Kirk Misaka
Title	CFO

Silicon Valley Bank	Guarantor Consent

Guarantor Signature:

Zhone Technologies International, Inc.

By	/s/ Kirk Misaka
Title	CFO

Guarantor Signature:

Paradyne Corporation

By	/s/ Kirk Misaka
Title	CFO

Guarantor Signature:

Paradyne Networks, Inc.

By	/s/ Kirk Misaka
Title	CFO